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                                     FORM OF
                             PARTICIPATION AGREEMENT
                                      AMONG
                 THE LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                       AND
                      LIBERTY ADVISORY SERVICES CORPORATION
                                       AND
                        LIBERTY VARIABLE INVESTMENT TRUST
                                       AND
                         LIBERTY FUNDS DISTRIBUTOR, INC.


         THIS AGREEMENT, made and entered into this 1st day of February, 2000 by and among Liberty Variable Investment Trust, a Massachusetts Business Trust organized under the laws of Massachusetts (the "Fund") on behalf of the Series named in Schedule 1 that may be amended from time to time in accordance with the provisions of Article XI of this Agreement, Lincoln Life & Annuity Company of New York, a New York insurance corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement as in effect at the time this Agreement is executed and such other separate accounts that may be added to Schedule 1 from time to time in accordance with the provisions of Article XI of this Agreement (each such account referred to as the "Account"), Liberty Advisory Services Corporation (the "Investment Manager"), and Liberty Funds Distributor, Inc., each a Massachusetts corporation (the "Distributor").

         WHEREAS, the Fund is engaged in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to as "Variable Insurance Products," the owners of such products being referred to as "Product owners") to be offered by insurance companies which have entered into participation agreements with the Fund ("Participating Insurance Companies"); and

         WHEREAS, the Fund filed with the Securities and Exchange Commission (the "SEC") and the SEC has declared effective a registration statement (referred to herein as the "Fund Registration Statement" and the prospectus contained therein, or filed pursuant to Rule 497 under the 1933 Act, referred to herein as the "Fund Prospectus") on Form N-lA to register itself as an open-end management investment company (File No. 811-7556) under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund shares (File No. 33-59216) under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Company has filed a registration statement with the SEC to register under the 1933 Act (unless exempt therefrom) certain variable annuity contracts described in Schedule 2 to this Agreement as in effect at the time this Agreement is executed and such other variable annuity contracts and variable life insurance policies which may be added to Schedule 2 from time to time in accordance with Article XI of this Agreement (such policies and contracts shall be referred to herein collectively as the "Contracts," each such registration statement for a class or

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classes of contracts listed on Schedule 2 being referred to as the "Contracts
Registration Statement" and the prospectus for each such class or classes being referred to herein as the "Contracts Prospectus," and the owners of such contracts, as distinguished from all Product Owners, being referred to as "Contract Owners"); and

         WHEREAS, each Account, a validly existing separate account, duly authorized by resolution of the Board of Directors of the Company on the date set forth on Schedule 1, sets aside and invests assets attributable to the Contracts; and

         WHEREAS, the Company has registered or will have registered each Account (unless exempt therefrom) with the SEC as a unit investment trust under the 1940 Act before any Contracts are issued by that Account; and

         WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Distributor and the Fund have entered into an agreement (the AFund Distribution Agreement") pursuant to which the Distributor will distribute Fund shares; and

         WHEREAS, the Investment Manager is registered as an investment adviser under the Investment Advisors Act of 1940 and any applicable state securities laws and serves as an investment manager to the Fund pursuant to an agreement, and may delegate its responsibilities to selected Sub-Investment Managers; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Fund shares on behalf of each Account to fund its Contracts and the Distributor is authorized to sell such Fund shares to unit investment trusts such as the Accounts at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

ARTICLE I.  SALE OF FUND SHARES

         1.1. The Distributor agrees to sell to the Company those Fund shares which the Company orders on behalf of each Account, executing such orders on a daily basis in accordance with Section 1.4 of this Agreement.

         1.2. The Fund agrees to make shares available for purchase by the Company on behalf of each Account at the then applicable net asset value per share on Business Days as defined in Section 1.4 of this Agreement, and the Fund shall use its best efforts to calculate and deliver such net asset value by 6:00 p.m., New York time, on each such Business Day. Notwithstanding any other provision in this Agreement to the contrary, the Trustees of the Fund may suspend or

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terminate the offering of shares, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of its fiduciary duties under Federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders (it being understood that "shareholders" for this purpose shall mean Product owners).

         1.3. The Fund agrees to redeem, at the Company's request, any full or fractional shares of the Fund held by each Account or the Company, executing such requests at the net asset value on a daily basis (Company will expect redemption wires on the same day as notification of redemption unless unusual circumstances evolve which cause the Fund to have to redeem securities) in accordance with Section 1.4 of this Agreement, the applicable provisions of the 1940 Act and the then currently effective Fund Prospectus. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Fund to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the then currently effective Fund Prospectus.

         1.4. (a) For purposes of Sections 1.1, 1.2 and 1.3, the Fund shall treat receipt on any Business Day by the Company of redemption and purchase requests from each Account prior to the time prescribed in the current Fund Prospectus (which as of the date of execution of this Agreement is the close of the New York Stock Exhange) as receipt by the Fund on that same Business Day, provided that the Fund receives notice of such redemption or purchase request by 10:00 a.m., New York time on the next following Business Day. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading.

                  (b) The Company, which in addition to being a life insurance company is a broker/dealer and member of the NASD, shall pay for the shares on the same day that it places an order with the Fund to purchase those Fund shares for an Account. Payment for Fund shares will be made by each Account or the Company in Federal Funds transmitted to the Fund by wire to be received by 2:00 p.m., New York time on the day the Fund is properly notified of the purchase order for shares. The Fund will confirm receipt of each trade and these confirmations will be received by Company via Fax or Email by 2:00 p.m. New York time. If Federal Funds are not received on time, such funds will be invested, and shares purchased thereby will be issued, as soon as practicable.

                  (c) Payment for shares redeemed by each Account or the Company will be made in Federal Funds transmitted to the Company by wire on the same day the Fund is notified of the redemption order of shares, except that the Fund reserves the right to delay payment of redemption proceeds as permitted under
                  Section 22(e) of the 1940 Act. Neither the Fund nor the Distributor shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds if securities must be redeemed; the Company alone shall be responsible for such action.

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         1.5. Issuance and transfer of Fund shares will be by book entry only.
Stock certificates will not be issued to the Company or each Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate ledger for each Account or the appropriate subaccount of each Account.

         1.6. The Fund shall furnish notice as soon as reasonably practicable to the Company of any income dividends or capital gain distributions payable on any shares. The Company, on its behalf and on behalf of each Account, hereby elects to receive all such dividends and distributions as are payable on any shares in the form of additional shares of that Fund. The Company reserves the right, on its behalf and on behalf of each Account, to revoke this election and to receive all such dividends in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.7. The Fund shall use its best efforts to make the net asset value per share available to the Company by 6 p.m., New York time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share is calculated, and shall calculate such net asset value in accordance with the then currently effective Fund Prospectus. Neither the Fund, the Distributor, nor the Investment Manager nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund, the Distributor or the Investment Manager.

         1.8. (a) The Company may withdraw each Account's investment in the Fund only: (i) as necessary to facilitate Contract owner requests; (ii) upon a determination by a majority of the Trustees, or a majority of disinterested Trustees, that an irreconcilable material conflict exists among the interests of
                  (x) any Product Owners or (y) the interests of the Participating Insurance Companies investing in the Fund; (iii) upon requisite vote of the Contractowners having an interest in the affected Fund to substitute the shares of another investment company for shares in accordance with the terms of the Contracts; (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application; or (v) at the Company's sole discretion, pursuant to an order of the SEC under Section 26(b) of the 1940 Act.

                  (b) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive and that the Fund shares may be sold to other insurance companies (subject to Section 1.9 hereof) and the cash value of the Contracts may be invested in other investment companies.

                  (c) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate each Account as a management investment company under the 1940 Act.

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         1.9. The Fund and the Distributor agree that Fund shares will be sold only to Participating Insurance Companies and their separate accounts. The Fund and the Distributor will not sell Fund shares to any insurance company or separate account unless an agreement substantially complying with Article VII of this Agreement is in effect to govern such sales. No Fund shares will be sold to the general public.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

         2.1. The Company represents and warrants (a) that the Contracts are registered under the 1933 Act or will be so registered before the issuance thereof, unless exempt therefrom, (b) that the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws and (c) that the Company will require of every person distributing the Contracts that the Contracts be offered and sold in compliance in all material respects with all applicable Federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and validly existing under applicable law and that it has legally and validly authorized each Account as a separate account under Section 4240 of the New York Insurance Law, and has registered or, prior to the issuance of any Contracts, will register each Account (unless exempt therefrom) as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for its Contracts, and that it will maintain such registrations for so long as any Contracts issued under them are outstanding.

         2.2. The Fund represents and warrants that shares of any Series sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for so long as the Fund shares are sold. The Fund further represents and warrants that it is a Massachusetts Business Trust duly organized and in good standing under the laws of Massachusetts.

         2.3. The Fund represents and warrants that it currently qualifies as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund further represents and warrants that it will make every effort to continue to qualify and to maintain such qualification (under Subchapter M or any successor or similar provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         2.4. The Fund represents and warrants that it will comply with Section 817(h) of the Code, and all regulations issued thereunder. In the event of a breach of this Section 2.4 by the Fund, it will: (a) immediately notify the Company of such breach; and (b) take the steps necessary to adequately diversify each portfolio so as to achieve such compliance within the period allowed by regulation.

         2.5. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Distributor immediately upon having a

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reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.6. The Fund (except for the Newport Tiger Fund, Variable Series) represents and warrants that the Fund's investment policies, fees and expenses, and operations are and shall at all times remain in material compliance with the laws of the state of New York ("NY"), to the extent required to perform this Agreement; and with any state-mandated investment restrictions set forth on
Schedule 3, as amended from time to time by the Company in accordance with
Section 6.6. The Fund, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state. The Company alone shall be responsible for informing the Fund of any investment restrictions imposed by state insurance law and applicable to the Fund.

         2.7. The Distributor represents and warrants that it is duly registered as a broker-dealer under the 1934 Act, a member in good standing of the NASD, and duly registered as a broker-dealer under applicable state securities laws; its operations are in compliance with applicable law, and it will distribute the Fund shares according to applicable law.

         2.8. The Investment Manager represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 and is in compliance with applicable federal and state securities laws.

         2.9. The Fund represents and warrants that it has and maintains a fidelity bond in accordance with Rule 17g-1 under the 1940 Act. The Fund will immediately notify the Company in the event the fidelity bond coverage should lapse at any time.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; SALES MATERIAL AND OTHER INFORMATION

         3.1. The Distributor shall provide the Company with as many copies of the current Prospectus of any Series named in Schedule 1 as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund at its expense shall provide to the Company a camera-ready copy, and electronic version, of the current Fund Prospectus suitable for printing and other assistance as is reasonably necessary in order for the Company to have a new Contracts Prospectus printed together with the Fund Prospectus in one document. See Article V for a detailed explanation of the responsibility for the cost of printing and distributing Fund prospectuses.

         3.2. The Fund Prospectus shall state that the Statement of Additional Information for the Fund is available from the Distributor, and the Distributor shall provide such Statement free of charge to the Company and to any outstanding or prospective Contract owner who requests such Statement.

         3.3. (a) The Fund at its expense shall provide to the Company a camera-ready copy of the Fund's shareholder reports with respect to the Series named in Schedule 1

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                  and other communications to shareholders (except proxy
                  material), in each case in a form suitable for printing, as determined by the Company. The Fund shall be responsible for the costs of printing and distributing these materials to Contract owners, subject to the limitation in Article V.

                  (b) The Fund at its expense shall be responsible for preparing, printing and distributing its proxy material. The Company will provide the appropriate Contractowner names and addresses to a third party proxy house for this purpose.

         3.4. The Company shall furnish each piece of sales literature or other promotional material in which the Fund or the Investment Manager is named to the Distributor prior to its use. No such material shall be used, except with the prior written permission of the Distributor. The Distributor agrees to respond to any request for approval on a prompt and timely basis. Failure of the Distributor to respond within 10 days of the request by the Company shall relieve the Company of the obligation to obtain the prior written permission of the Distributor.

         3.5. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Fund Registration Statement or Fund Prospectus, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Distributor, except with the prior written permission of the Distributor. The Distributor agrees to respond to any request for permission on a prompt and timely basis. If the Distributor does not respond within 10 days of a request by the Company, then the Company shall be relieved of the obligation to obtain the prior written permission of the Distributor.

         3.6. The Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or in published reports of each Account which are in the public domain or approved in writing by the Company for distribution to Contract owners, or in sales literature or other promotional material approved in writing by the Company, except with the prior written permission of the Company. The Company agrees to respond to any request for permission on a prompt and timely basis. If the Company fails to respond within 10 days of a request by the Fund or the Distributor, then the Fund and the Distributor are relieved of the obligation to obtain the prior written permission of the Company.

         3.7. The Fund will provide to the Company at least one complete copy of all Fund Registration Statements, Fund Prospectuses, Statements of Additional Information, annual and semi-annual reports and other reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to any Series of the Fund named in Schedule 1, within 20 days after the filing of such document with the SEC or other regulatory authorities.

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         3.8. The Company will provide to the Fund at least one complete copy of all Contracts Registration Statements, Contract Prospectuses, Statements of Additional Information, Annual and Semi-annual Reports, sales literature and other promotional materials, and all amendments or supplements to any of the above, that relate to the Contracts and their investment in the Fund, within 20 days after the filing of such document with the SEC or other regulatory authorities.

         3.9. For purposes of this Article III, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, computer net site, signs or billboards, motion pictures or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, in print or electronically, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, Statements of Additional Information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

ARTICLE IV.  VOTING

         4.1 Subject to applicable law and the order referred to in Article VII, the Fund shall: solicit voting instructions from Contract owners;

         4.2 Subject to applicable law and the order referred to in Article VII, the Company shall:

                  (a) vote Fund shares attributable to Contract owners in accordance with instructions or proxies received in timely fashion from such Contract owners;

                  (b) vote Fund shares attributable to Contract owners for which no instructions have been received in the same proportion as Fund shares for which instructions have been received in timely fashion; and

                  (c) vote Fund shares held by the Company on its own behalf or on behalf of each Account that are not attributable to Contract owners in the same proportion as Fund shares for which instructions have been received in timely fashion.

The Company shall be responsible for assuring that voting privileges for the Accounts are calculated in a manner consistent with the provisions set forth above.

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ARTICLE V. FEES AND EXPENSES

         All expenses incident to performance by the Fund under this Agreement (including expenses expressly assumed by the Fund pursuant to this Agreement) shall be paid by the Fund to the extent permitted by law. Except as may otherwise be provided in Section 1.4 and Article VII of this Agreement, the Company shall not bear any of the expenses for the cost of registration and qualification of the Fund shares under Federal and any state securities law, preparation and filing of the Fund Prospectus and Fund Registration Statement, the preparation of all statements and notices required of the Fund by any Federal or state securities law, all taxes on the issuance or transfer of Fund shares, and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

         The Fund is responsible for the cost of printing and distributing Fund Prospectuses and SAIs to existing Contractowners. (If for this purpose the Company may print the Fund Prospectuses and SAIs in a booklet or separate booklets containing disclosure for the Contracts and for underlying funds other than those of the Fund, then the Fund shall pay only its proportionate share of the total cost to distribute the booklet to existing Contract owners.)

         During the calendar year 2000, the Fund will not pay more than $15,000 of the cost of printing and distributing Fund Prospectuses, Statements of Additional Information and annual and semi-annual reports to existing Contract owners.

         The Company is responsible for the cost of printing and distributing Fund prospectuses and SAIs for new sales; and Account Prospectuses and SAIs for existing Contractowners. The Company shall have the final decision on choice of printer for all Prospectuses and SAIs.

ARTICLE VI.  COMPLIANCE UNDERTAKINGS

         6.1. The Fund undertakes to comply with Subchapter M and Section 817(h) of the Code, and all regulations issued thereunder.

         6.2. The Company shall amend the Contracts Registration Statements under the 1933 Act and each Account's Registration Statement under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws of the various states.

         6.3. The Fund shall amend the Fund Registration Statement under the 1933 Act and the 1940 Act from time to time as required in order to effect for so long as Fund shares are sold the continuous offering of Fund shares as described in the then currently effective Fund Prospectus. The Fund shall register and qualify Fund shares for sale to the extent required by applicable securities laws of the various states.

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         6.4. The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably possible that such Contract would be deemed a "modified endowment contract," as that term is defined in Section 7702A of the Code, will describe the circumstances under which a Contract could be treated as a modified endowment contract (or policy).

         6.5. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Trustees, a majority of whom shall not be interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         6.6. (a) The Company shall amend Schedule 3 when appropriate in order to inform the Fund of any applicable state-mandated investment restrictions with which the Fund must comply.

                  (b) Should the Fund or the Distributor become aware of any restrictions which may be appropriate for inclusion in
                  Schedule 3, the Company shall be informed immediately of the substance of those restrictions.

ARTICLE VlI.  POTENTIAL CONFLICTS

         7.1. The Company has reviewed a copy of the order (the "Mixed and Shared Funding Order") dated July 1, 1998 of the Securities and Exchange Commission under Section 6c of the Act and, in particular, has reviewed the conditions to the relief set forth in the related Notice. As set forth therein, the Company agrees to report to the Trustees any potential or existing conflicts between the interests of Product Owners of all separate accounts investing in the Fund, and to assist the Trustees in carrying out their responsibilities under the conditions of the Mixed and Shared Funding Order by providing all information reasonably necessary for the Trustees to consider any issues raised, including information as to a decision to disregard voting instructions of variable contract owners.

         7.2. If a majority of the Trustees, or a majority of disinterested Trustees, determines that a material irreconcilable conflict exists, the Trustees shall give prompt notice to all Participating Insurance Companies.

                  (a) If a majority of the Trustees, after notice to the Company and a reasonable opportunity for the Company to appear before it and present its case, determine that the Company is responsible for said conflict, and if the Company agrees with that determination, the Company shall, at its sole cost and expense, take whatever steps are necessary to remedy the irreconcilable material conflict. These steps could include:
                  (i) withdrawing the assets allocable to some or all of the affected Accounts from the Fund and reinvesting such assets in a different investment vehicle, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractowners and, as appropriate, segregating the assets of any particular group (i.e., variable annuity Contractowners, variable life insurance

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                  policyowners, or variable Contractowners of one or more
                  Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contractowners the option of making such a change; and (ii) establishing a new registered mutual fund or management separate account, or taking such other action as is necessary to remedy or eliminate the irreconcilable material conflict.

                  (b) If the Company disagrees with the Trustees' determination, the Company shall file a written protest with the Trustees, reserving its right to dispute the determination as between just the Company and the Fund. After reserving that right the Company, although disagreeing with the Trustees that it (the Company) was responsible for the conflict, shall take the necessary steps, under protest, to remedy the conflict, substantially in accordance with paragraph (a) just above, for the protection of Contractowners.

                  (c) As between the Company and the Fund, if within 45 days after the Trustees' determination the Company elects to press the dispute, it shall so notify the Trustees in writing. The parties shall then attempt to resolve the matter amicably through negotiation by individuals from each party who are authorized to settle the matter.

                           If the matter has not been amicably resolved within
                  60 days from the date of the Company's notice of its intent to press the dispute, then before either party shall undertake to litigate the dispute it shall be submitted to non-binding arbitration conducted expeditiously in accordance with the American Arbitration Association's (AAA) Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator; PROVIDED, HOWEVER, that if one party has requested the other party to seek an amicable resolution and the other party has failed to participate, the requesting party may initiate arbitration before expiration of the 60-day period set out just above.

                           If within 45 days of the commencement of the process
                  to select an arbitrator the parties cannot agree upon the arbitrator, then he or she will be selected from the AAA Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1-16. The place of arbitration shall be Syracuse, New York. The Arbitrator is not empowered to award damages in excess of compensatory damages.

                  (d) If the Trustees shall determine that the Fund or another insurer was responsible for the conflict, then the Trustees shall notify the Company immediately of that determination. The Fund shall assure the Company that it (the Fund) or that other insurer, as applicable, shall, at its sole cost and expense, take whatever steps are necessary to eliminate the conflict.

         7.3. If a material irreconcilable conflict arises because of the Company's decision to

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disregard Contractowner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company shall withdraw (without charge or penalty) each Account's investment in the Fund, if the Fund so elects.

         7.4. Subject to the terms of Section 7.2 above, the Company shall carry out the responsibility to take remedial action in the event of a Trustees determination of an irreconcilable material conflict with a view only to the interests of Contractowners.

         7.5. For purposes of this Article, a majority of the disinterested Trustees shall determine whether or not any proposed action adequately remedies any irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for any variable contract, nor will the Company be required to establish a new funding medium for any Contract if in either case an offer to do so has been declined by a vote of a majority of affected Contractowners.

ARTICLE VIII.  INDEMNIFICATION

         8.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Fund, the Investment Manager, the Distributor and each person who controls, is controlled by or is affiliated with any of them (other than another Participating Insurance Company) within the meaning of such terms under the federal securities laws and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                  (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Fund or the Investment Manager (or a person authorized in writing to do so on behalf of the Fund or the Investment Manager) for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (b) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact by or on behalf of the Company (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control with respect to the sale or distribution of the Contracts or Fund shares; or

                  (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

                  (d) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

                  (e) arise out of any material breach by the Company of this Agreement, including but not limited to any failure to transmit a request for redemption or purchase of Fund shares on a timely basis in accordance with the procedures set forth in Article 1; or

                  (f) arise as a result of the Company's providing the Fund with inaccurate information, which causes the Fund to calculate its Net Asset Values incorrectly.

This indemnification will be in addition to any liability which the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

         8.2. INDEMNIFICATION BY THE INVESTMENT MANAGER. The Investment Manager on behalf of itself, the Fund, and the Distributor agrees to indemnify and hold harmless the Company and each person who controls, is controlled by or is affiliated with the Company within the meaning of such terms under the federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                  (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund

                  Prospectus (or any amendment or supplement thereto) or sales literature or other promotional material of the Fund, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Fund or the Investment Manager for use in the Fund Registration Statement, Fund Prospectus (or any amendment or supplement thereto) or sales literature for the Fund or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (b) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Investment Manager, the Fund or the Distributor (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund not supplied by the Investment Manager or the Fund or persons under their control) or wrongful conduct of the Investment Manager or persons under its control with respect to the sale or distribution of the Contracts or Fund shares; or

                  (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Investment Manager or the Fund to the Company (or a person authorized in writing to do so on behalf of the Fund or the Investment Manager); or

                  (d) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including, but not by way of limitation, a failure, whether unintentional or in good faith or otherwise: (i) to comply with the diversification requirements specified in
                  Article VI of this Agreement; and (ii) to provide the Company with accurate information sufficient for it to calculate its accumulation and/or annuity unit values in timely fashion as required by law and by the Contracts Prospectuses); or

                  (e) arise out of any material breach by the Investment Manager or the Fund of this Agreement.

This indemnification will be in addition to any liability which the Investment Manager may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

         8.3. INDEMNIFICATION PROCEDURES. After receipt by a party entitled to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of New York.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION

         10.1. This Agreement shall terminate:

                  (a) at the option of any party upon six months advance written notice to the other parties; or

                  (b) at the option of the Company if shares of the Fund are not available to meet the requirements of the Contracts as determined by the Company. Prompt notice of the election to terminate for such cause shall be furnished by the Company. Termination shall be effective ten days after the giving of notice by the Company; or

                  (c) at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of each Account, the administration of the Contracts or the purchase of Fund shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's reasonable judgment, materially impair the Company's ability to perform the Company's obligations and duties hereunder; or

                  (d) at the option of the Company upon institution of formal proceedings against the Fund, the Distributor, the Investment Manager or any Sub-Investment Manager, by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body regarding the duties of the Fund or the Distributor under this Agreement, or an expected or anticipated ruling, judgment or outcome which would, in the Company's reasonable judgment, materially impair the Fund's or the Distributor's ability to perform Fund's or Distributor's obligations and duties hereunder; or

                  (e) at the option of the Company upon institution of formal proceedings against the Investment Manager or any Sub-Investment Manager by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body which would, in the good faith opinion of the Company, result in material harm to the Accounts, the Company, or Contract owners.

                  (f) upon requisite vote of the Contract owners having an interest in the affected Fund (unless otherwise required by applicable law) and written approval of the Company, to substitute the shares of another investment company for the corresponding shares of the Fund in accordance with the terms of the Contracts; or

                  (g) at the option of the Fund in the event any of the Contracts are not registered, issued or sold in accordance with applicable Federal and/or state law; or

                  (h) at the option of the Company or the Fund upon a determination by a majority of the Trustees, or a majority of disinterested Trustees, that an irreconcilable material conflict exists among the interests of (i) any Product owners or (ii) the interests of the Participating Insurance Companies investing in the Fund; or

                  (i) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes, based on an opinion of its counsel, that the Fund may fail to so qualify; or

                  (j) at the option of the Company if the Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder; or

                  (k) at the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify; or

                  (l) at the option of either the Fund or the Distributor if the Fund or the Distributor, respectively, shall determine, in their sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition; or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Distributor; or

                  (m) at the option of the Company, if the Company shall determine, in its sole judgment exercised in good faith, that either: (1) the Fund and the Distributor, or either of them, shall have suffered a material adverse change in their respective businesses or financial condition; or (2) the Fund or the Distributor, or both of them, shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company;or

                  (n) upon the assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Accounts to another insurance company pursuant to an assumption reinsurance agreement) unless the non-assigning party consents thereto or unless this Agreement is assigned to an affiliate of the Distributor.

         10.2. NOTICE REQUIREMENT. Except as otherwise provided in Section 10.1, no termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore:

                  (a) In the event that any termination is based upon the provisions of Article VII or the provisions of Section 10.1(a) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

                  (b) In the event that any termination is based upon the provisions of Section 10.1(c) or 10.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination, or sooner if required by law or regulation.

                  (c) in the event that any termination is based upon the provisions of Section 10.1(e) of this Agreement, such prior written notice shall be given at least sixty (60) days before the date of any proposed vote to replace the Fund's shares.

         10.3.    EFFECT OF TERMINATION

                  (a) Notwithstanding any termination of this Agreement pursuant to Section 10.1 of this Agreement, the Fund and the Distributor will, at the option of the Company, continue to make available additional Fund shares for so long after the termination of this Agreement as the Company desires, pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Company so elects to make additional Fund shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

                  (b) In the event of a termination of this Agreement pursuant to Section 10.1 of this Agreement, the Fund and the Distributor shall make Fund shares available pursuant to
                  Section 10.3(a) above. However, Fund and Distributor in the event of negative financial impact to either, may notify Company in writing of their intent to cease offering Fund Shares to Company. Fund and Distributor agree to continue to offer such Fund shares for a period of twelve months from the date of such written notice, or until Company receives a valid SEC Substitution Order allowing the movement of assets to another fund, and the Company is able to effectuate such substitution, whichever is sooner.

                  (c) The parties agree that this Section 10.3 shall not apply to any termination made pursuant to Article VII or any conditions or undertakings incorporated by reference in
                  Article VII, and the effect of such Article VII termination shall be governed by the provisions set forth or incorporated by reference therein.

ARTICLE XI.  APPLICABILITY TO NEW ACCOUNTS AND NEW CONTACTS

         The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts and to add new classes of variable annuity contracts and variable life insurance policies to be issued by the Company through a Separate Account investing in the Fund. The provisions of this Agreement shall be equally applicable to each such class of contracts or policies, unless the context otherwise requires.


ARTICLE XII.  NOTICES

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party(ies) at the address of such party(ies) set forth below or at such other address as such party(ies) may from time to time specify in writing to the other party.


                           If to the Fund:
                                    Liberty Variable Investment Trust
                                    One Financial Center
                                    Boston, MA  02111
                                    Attn:  Secretary

                           If to the Company:
                                    Lincoln Life & Annuity Company of New York
                                    120 Madison Street
                                    Suite 1700
                                    Syracuse, NY  13202
                                    Attn: Troy Panning

                           If to the Investment Manager:
                                    Liberty Advisory Services Corp.
                                    125 High Street
                                    Boston, MA  02110
                                    Attn:  President

                           If to the Distributor:
                                    Liberty Funds Distributors, Inc.
                                    One Financial Center
                                    Boston, MA  02111
                                    Attn:  President

                                    With a copy to: General Counsel

ARTICLE XIII.  MISCELLANEOUS

         13.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         13.2. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

         13.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         13.4. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         13.5. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

                      LIBERTY VARIABLE INVESTMENT TRUST (FUND)

Date:                 Signature:
                                -----------------------------------------------

                      Name:
                            ---------------------------------------------------

                      Title:
                            ---------------------------------------------------


                      LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK(Company)

Date:                 Signature:
                                -----------------------------------------------

                      Name: Troy D. Panning

                      Title:  CFO/2nd Vice President


                      LIBERTY FUNDS DISTRIBUTOR, INC. (DISTRIBUTOR)

Date:                 Signature:
                                -----------------------------------------------

                      Name:
                            ---------------------------------------------------

                      Title:
                            ---------------------------------------------------


                      LIBERTY ADVISORY SERVICES CORPORATION (INVESTMENT MANAGER)

Date:                 Signature:
                                -----------------------------------------------

                      Name:
                            ---------------------------------------------------

                      Title:
                            ---------------------------------------------------

                                   SCHEDULE 1

         Separate Accounts of Lincoln Life & Annuity Company of New York
                       Investing in the Series of the Fund
                             As of February 1, 2000


Company Separate Account(s)/Date Authorized     Eligible Variable Series of the Fund
-------------------------------------------     ------------------------------------
Lincoln Life Variable Annuity Account N          Newport Tiger Fund, Variable Series

                                   SCHEDULE 2

                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1
                             As of February 1, 2000



Delaware-Lincoln ChoicePlus Variable Annuity  (individual annuity)

                                   SCHEDULE 3

                     State-mandated Investment Restrictions
                             Applicable to the Fund
                             As of February 1, 2000


None